UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2008

Flagstone Reinsurance Holdings Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Crawford House, 23 Church Street, Hamilton HM 11, Bermuda
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (441) 278-4300

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

In connection with the initial closing of the private placement for the common shares of Flagstone Reinsurance Holdings Limited (the "Company") in December 2005, the Company issued a warrant to Haverford (Bermuda) Ltd. ("Haverford"), a related party due to common ownership, for its role in these capital raising activities (the "Warrant").  The Warrant originally granted Haverford the right, at any time during the period commencing on December 1, 2010 and ending December 31, 2010, to purchase from the Company up to 12.0% of the issued common shares of the Company, par value $0.01 per share, at the consummation of the initial private placements of the Company at an exercise price of $14.00 per common share.  Subsequently, in connection with additional closings of a private placement of 1,957,008 common shares in February 2006, the Warrant was amended such that the number of common shares that could be issuable upon exercise of the Warrant would be 8,585,747, being 12.0% of the issued share capital of the Company as at February 23, 2006.

On November 14, 2008, the Warrant was amended to change the period of exercise from December 1, 2010 through December 31, 2010 to December 1, 2013 through December 31, 2013.  The Warrant was also amended to reflect a new exercise price of $14.80 per common share.  In addition, the Warrant was amended to permit adjustments to the exercise price per share during the term or upon the exercise of the Warrant in the event that the Company pays a dividend in cash or makes a distribution in cash.  A copy of the Warrant, as amended, is attached as Exhibit 4.1 to this Current Report Form 8-K.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Certain Officers

On November 14, 2008, Frédéric Traimond was appointed Group Chief Operating Officer of the Company.  Prior to assuming his current role, Mr. Traimond had served as Chief Operating Officer of Flagstone Reassurance Suisse SA, a wholly owned subsidiary of the Company, since August 2007.  From November 2006 until July 2007, Mr. Traimond served as Chief Risk Officer at AXA-Winterthur Suisse, a Swiss insurance company, and from November 1998 until October 2007 as the Non-Life Manager of AXA Suisse.  Mr. Traimond is 39 years old.

Election of Directors

On November 14, 2008, Anthony P. Latham was appointed to the Board of Directors (the "Board") of the Company.  The appointment of Mr. Latham to the Board fills the vacancy created by Marc Roston. Mr. Latham is being appointed to Class A, the term of which runs through the Company's 2009 annual general meeting of shareholders, and has been determined to be independent by the Board under the independence requirements of the New York Stock Exchange and the audit committee independence rules of the U.S. Securities and Exchange Commission. The Board also appointed Mr. Latham to serve on the Company's Underwriting and Governance Committees.

Mr. Latham is a former member of the Group Executive of RSA Group plc where he held a variety of senior executive roles over a period of 17 years.  RSA Group plc is an international insurance group, listed on the London Stock Exchange.  Prior to his employment at RSA Group plc, Mr. Latham worked for an international insurance brokerage firm for 19 years.  Mr. Latham currently serves as Chairman of the board of directors of Pool Reinsurance Limited, the U.K. government-backed terrorism damage reinsurer.  He also serves as the Chairman of the board of directors of Pool Reinsurance (Nuclear) Limited.  He is Deputy Chairman of the board of directors of Coda A/S and Codan Forsikring A/S in Denmark where he chairs the audit committee.  He is also a Director of Realty Insurance Limited, of Ecclesiastical Insurance Group plc and Ecclesiastical Insurance Office plc as well as a Director of Torus Insurance (U.K.) Limited.

Mr. Latham's compensation as a director will be consistent with the compensation of the Company's other non-employee directors. As a Company director, Mr. Latham will receive:

         (i)    Annual director fees of $75,000 prorated at 25% for the portion of the current annual period which he will serve on the Board (such that for 2008 Mr. Latham's director fees awarded in cash will be $9,375);

         (ii)   Annual committee membership fee of $3,000 cash awarded on a prorated basis (such that Mr. Latham's total cash committee membership fees for 2008 will be $750); and

         (iii)  2008 per meeting fee of $2,000 cash for in-person participation and $1,000 for telephonic participation.

The RSUs granted to Mr. Latham will be made pursuant to the Amended and Restated Flagstone Reinsurance Holdings Limited Restricted Share Unit Plan and the form of grant certificate which was previously filed as Exhibit 10.4 to the Company's Registration Statement on Form S-1 (File No. 333-138182). In accordance with the Company's policies, the grant of RSUs to Mr. Latham will be made on the effective date of his appointment as a director and will vest upon grant.

A copy of the press release dated November 14, 2008 announcing Mr. Latham's election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

4.1	Warrant dated February 23, 2006, as amended.
99.1	Press release dated November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

Date: November 18, 2008	By:	/s/ James O’Shaughnessy
Name: James O’Shaughnessy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant dated February 23, 2006, as amended.
99.1	Press release dated November 18, 2008.